UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 3, 2012

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, the Board of Directors of HealthSouth Corporation (the “Company”), with the recommendation of its Compensation Committee and at the request of the Chief Executive Officer, approved special one-time equity grants for certain members of senior management, including those named executive officers as set forth below:

Named Executive Officer	Title	Shares Granted
Mark J. Tarr	Executive Vice President and Chief Operating Officer	50,000
Douglas E. Coltharp	Executive Vice President and Chief Financial Officer	25,000
John P. Whittington	Executive Vice President, General Counsel and Secretary	5,000
Dexanne B. Clohan	Chief Medical Officer	5,000
The primary purpose of these grants is to provide an additional incentive for key management to remain with the Company thereby creating senior management continuity in the face of an uncertain healthcare operating environment that presents significant near-term challenges over the next three years. Each grant was determined based on the individual's impact on operations, key functional responsibilities, and/or their unique role with the Company.
These grants are being issued under the Amended and Restated 2008 Equity Incentive Plan (the “Equity Plan”) and consist of 155,000 shares of time-based restricted stock that will, assuming continuing employment, vest in increments of 20%, 20%, and 60% over three years, respectively, on each anniversary date of the grant. Vesting may also be accelerated in certain termination of employment scenarios in accordance with the terms of the Equity Plan or the Amended and Restated Executive Severance Plan (the “Severance Plan”), as applicable.

The descriptions of the provisions of the Equity Plan and the Severance Plan are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Equity Plan which is attached as Exhibit 4(d) to the Company's Form S-8 filed on August 2, 2011 and the Severance Plan which is attached as Exhibit 10.1 to the Company's Form 8-K filed on December 9, 2011. Both the Equity Plan and the Severance Plan are incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 3, 2012, the Company also held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1.	election of all nine persons nominated by the Company's board of directors;

2.	the ratification of PricewaterhouseCoopers LLP as its independent registered public accounting firm;

3.
the approval of the compensation of our named executive officers, as disclosed in the proxy statement filed on April 2, 2012 pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

As of the record date for the Annual Meeting, there were 95,600,498 shares of the Company's common stock issued and outstanding and 400,000 shares of the Company's 6.50% Series A Convertible Perpetual Preferred Stock issued and outstanding. Each share of common stock and preferred stock was entitled to one vote on each matter properly brought before the Annual Meeting. The common stock and preferred stock voted together as a class. Votes representing 92.6% of the combined voting power of the common stock and preferred stock were present in person or represented by proxy at the Annual Meeting.

The voting results for the Annual Meeting were as follows:

•	Proposal 1, election of directors, which passed:

Name of Nominee	Votes For	Votes Withheld	Votes Abstained
John W. Chidsey	80,190,564	220,970	N/A
Donald L. Correll	80,208,403	203,131	N/A
Yvonne M. Curl	79,314,120	1,097,414	N/A
Charles M. Elson	78,483,061	1,928,473	N/A
Jay Grinney	80,213,877	197,657	N/A
Jon F. Hanson	79,424,779	986,755	N/A
Leo I. Higdon, Jr.	79,852,363	559,171	N/A
John E. Maupin, Jr.	79,176,418	1,235,116	N/A
L. Edward Shaw, Jr.	79,864,953	546,581	N/A

•	Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, which passed:

Votes For	Votes Against	Votes Abstained
88,194,472	581,660	158,450

•	Proposal 3, approval of the compensation of the Company's named executive officers, which passed:

Votes For	Votes Against	Votes Abstained
76,103,225	891,994	3,416,315
Proposals 1 and 3 each received 8,523,048 broker non-votes. There were no broker non-votes on Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 8, 2012